Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999 relating to the consolidated financial statements of Engelhard Corporation and Subsidiaries, as of December 31, 1998 and 1997, and for each of the two years in the period ended December 31, 1998 which appears in Engelhard Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



PRICEWATERHOUSECOOPERS LLP

New York, New York
June 15, 2000